FOR IMMEDIATE RELEASE
Date:             February 11, 2003
Contact:          Patricia E. Hoch, Corporate Secretary
                  (717) 920-5811, Fax: (717) 920-1683


                         COMMUNITY BANKS, INC. DECLARES
               FIRST QUARTER CASH DIVIDEND AND A 5% STOCK DIVIDEND

Harrisburg, PA - Community Banks, Inc. (Listed on Nasdaq: CMTY) The Board of Directors of Community Banks, Inc., the parent company of Community Banks, has declared a quarterly cash dividend of $ .20 per share payable April 1, 2003, to shareholders of record on March 17, 2003.

The Board also approved a 5% stock dividend which will be paid April 30, 2003 to shareholders of record on April 16, 2003.

Community recently announced record net income of over $18 million for the year ended December 31, 2002. Total assets exceeded $1.6 billion at the end of 2002 while total deposits reached over $1.1 billion.

Currently, Community Banks, Inc.'s banking subsidiary has 44 community banking offices and nearly 100 ATMs throughout central and northeastern Pennsylvania and northern Maryland. In addition to banking and insurance services, Community offers complete trust, investment and settlement services.